EXHIBIT (D)(VI)



                                   SCHEDULE A
                             DATED FEBRUARY 25, 2000

                                       TO

                               ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 1999

                                     BETWEEN

                              WT INVESTMENT TRUST I

                                       AND

                         ROXBURY CAPITAL MANAGEMENT LLC

                             Large Cap Growth Series
                           WT Large Cap Growth Series

                                 Mid Cap Series
                          Science and Technology Series

                           Socially Responsible Series

                                   SCHEDULE B
                             DATED FEBRUARY 25, 2000

                                       TO

                               ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 1999

                                     BETWEEN

                              WT INVESTMENT TRUST I

                                       AND

                         ROXBURY CAPITAL MANAGEMENT LLC

                                  FEE SCHEDULE


                                                  ANNUAL FEE AS A % OF
PORTFOLIO                                      AVERAGE DAILY NET ASSETS
Large Cap Growth Series               .55% of the Series' first $1 billion of average daily
                                      net assets; .50% of the Series' next  $1 billion of
                                      average daily net assets; and .45% of the Series'
                                      average daily net assets over $2 billion.

WT Large Cap Growth Series            .55% of the Series' first $1 billion of average daily
                                      net assets; .50% of the Series' next  $1 billion of
                                      average daily net assets; and .45% of the Series'
                                      average daily net assets over $2 billion.

Mid Cap Series                        .75% of the Series' first $1 billion of average daily
                                      net assets; 0.70% of the Series' next $1 billion of
                                      average daily net assets; and 0.65% of the Series'
                                      average daily net assets over $2 billion.


Science and Technology Series         1.00% of the Series' first $1 billion of average daily
                                      net assets; 0.95% of the Series' next $1 billion of
                                      average daily net assets; and 0.90% of the Series'
                                      average daily net assets over $2 billion.

Socially Responsible Series           .75% of the Series' first $1 billion of average daily
                                      net assets; 0.70% of the Series' next $1 billion of
                                      average daily net assets; and 0.65% of the Series'
                                      average daily net assets over $2 billion.